UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36740	77-0357827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(Address of principal executive offices, including zip code)

(415) 978-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective June 1, 2021, FibroGen, Inc. and ARE-San Francisco No.43, LLC entered into the Sixth Amendment to the Lease (the “Amendment”), under which FibroGen leases approximately 234,249 rentable square feet in the building located at 409 Illinois Street, San Francisco, California. The Amendment provides for an extended term beginning on November 20, 2023 through November 30, 2028.

The Amendment also grants FibroGen the right to extend the Lease for two (2) consecutive 5-year terms, on the same terms and conditions as the Lease, notwithstanding certain modifications as detailed in the Amendment.

The Amendment contains provisions covering operating costs, taxes and insurance costs, conditions of premises (MEP inspection and replacement as applicable), CASp inspections, subleasing, termination, as well as terms related to tenant improvement allowance costs, the performance of the tenant’s improvements and reporting, changes, and payment terms related thereto.

The foregoing description of the Amendment is not a complete description thereof, and is qualified in its entirety by reference to the full text of the Amendment, which will be filed with the Securities and Exchange Commission as an exhibit to FibroGen’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.
Dated: June 7, 2021
	By:	/s/ Michael Lowenstein
Michael Lowenstein
Chief Legal Officer